Exhibit 99.1
Darden Restaurants Reports Fiscal 2026 Fourth Quarter and Full Year Results;
Increases Quarterly Dividend;
Authorizes New $1.5 Billion Share Repurchase Program;
and Provides Fiscal 2027 Outlook

ORLANDO, Fla., June 25, 2026 /PRNewswire/ -- Darden Restaurants, Inc. (NYSE:DRI) today reported its financial results for the fourth quarter and fiscal year ended May 31, 2026, which included a 53rd week of operations compared to 52 weeks last year.

Fourth Quarter 2026 Financial Highlights
•Total sales increased 13.7% to $3.72 billion driven by 7.6% in additional sales from an extra week of operations, a blended same-restaurant sales1 increase of 4.6%, and sales from 43 net new restaurants
•Same-restaurant sales:

Consolidated Darden[1]	4.6%
Olive Garden	2.4%
LongHorn Steakhouse	9.5%
Fine Dining	1.9%
Other Business[1]	4.6%
•Reported diluted net earnings per share from continuing operations were $3.54
•Excluding $0.12 of costs primarily related to restaurant closures and associated impairments and the Chuy’s integration, adjusted diluted net earnings per share from continuing operations were $3.66, an increase of 22.8%2
•The extra week of operations contributed $0.25 to both reported and adjusted diluted net earnings per share from continuing operations
•The Company repurchased $138 million3 of its outstanding common stock

Fiscal 2026 Financial Highlights
•Total sales increased 9.4% to $13.21 billion driven by 2.1% in additional sales from an extra week of operations, a blended same-restaurant sales4 increase of 4.5%, and sales from 43 net new restaurants
•Same-restaurant sales:

Consolidated Darden[4]	4.5%
Olive Garden	4.0%
LongHorn Steakhouse	7.2%
Fine Dining	1.2%
Other Business[4]	3.9%
•Reported diluted net earnings per share from continuing operations were $10.44
•Excluding $0.20 primarily related to restaurant closures and associated impairments, income tax adjustments and benefits, the Chuy’s integration, and the Olive Garden Canada sale, adjusted diluted net earnings per share from continuing operations were $10.64, an increase of 11.4%2
•The extra week of operations contributed $0.25 to both reported and adjusted diluted net earnings per share from continuing operations

[1] Quarter same-restaurant sales is a 13-week metric and excludes the impact of Bahama Breeze as all locations are expected to be closed or converted to other brands (between Q3 fiscal 2026 and Q4 fiscal 2027).

[2] See the "Non-GAAP Information" below for more details.
[3] Inclusive of 1% excise tax incurred on net repurchases, resulting from the Inflation Reduction Act of 2022.
[4] Annual same-restaurant sales is a 52-week metric and excludes the impact of Chuy’s, as they were not owned and operated by Darden for a 16-month period prior to the beginning of Fiscal 2026, as well as Bahama Breeze as all locations are expected to be closed or converted to other brands (between Q3 fiscal 2026 and Q4 fiscal 2027).

“The fourth quarter was a strong finish to an excellent year, one in which we significantly outperformed the industry,” said Darden President & CEO Rick Cardenas. “Our restaurant teams continued to execute at a high level and that consistent execution helped each of our brands deliver positive same-restaurant sales for the quarter.

“Our performance throughout the fiscal year reflects the strength of our brands, the discipline of our strategy, and the quality of our teams. With the right brands, strategy, and team in place, I am confident we are well positioned to continue growing the business and creating long-term shareholder value.”

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses. Sales and profits from Chuy’s restaurants are included within the Other Business segment from the date of acquisition forward.

	Q4 Sales		Q4 Segment Profit
($ in millions)	2026	2025	2026	2025
Consolidated Darden	$3,718.8	$3,271.7
Olive Garden	$1,538.0	$1,381.0	$373.0	$328.4
LongHorn Steakhouse	$1,016.5	$833.8	$215.2	$167.8
Fine Dining	$371.0	$334.6	$69.0	$62.9
Other Business	$793.3	$722.3	$142.1	$126.3

	Annual Sales		Annual Segment Profit
($ in millions)	2026	2025	2026	2025
Consolidated Darden	$13,210.9	$12,076.7
Olive Garden	$5,594.8	$5,212.9	$1,257.9	$1,163.9
LongHorn Steakhouse	$3,423.0	$3,025.5	$635.1	$582.7
Fine Dining	$1,375.7	$1,304.8	$243.1	$242.5
Other Business	$2,817.4	$2,533.5	$446.9	$397.4

Dividend Declared
Darden’s Board of Directors declared a quarterly cash dividend of $1.62 per share on the Company’s outstanding common stock, an 8.0% increase from the third quarter of fiscal 2026. The dividend is payable on August 3, 2026 to shareholders of record at the close of business on July 10, 2026.

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.7 million shares of its common stock for a total of $138 million4. In addition, on Wednesday, June 24, 2026, Darden’s Board of Directors authorized a new share repurchase program under which the Company may repurchase up to $1.5 billion of its outstanding common stock. This repurchase program does not have an expiration and replaces the previously existing share repurchase authorization.

“Our strong operating model generates significant and durable cash flows,” said Darden CFO Raj Vennam. “Since 2019, we have delivered 9% annualized adjusted EBITDA growth. This consistent cash generation provides more than sufficient capacity each year to fund the core requirements of the business, including maintenance capital to sustain our existing asset base, continued growth of our dividend, and investment in new restaurant development.”

Fiscal 2027 Financial Outlook
Below is the full year financial outlook for fiscal 2027. We will provide more details during our investor conference call scheduled for this morning at 8:30 am ET.

•Total sales of $13.60 billion to $13.75 billion
•Same-restaurant sales5 growth of 2.5% to 3.5%

•New restaurant openings of 75 to 80
•Total capital spending of approximately $875 million
•Total inflation of approximately 3.0%
•An effective tax rate of approximately 13.5%
•Diluted net earnings per share from continuing operations of $11.10 to $11.35
•EBITDA of $2.26 to $2.29 billion2
•Approximately 114 million weighted average diluted shares outstanding

[5] Annual same-restaurant sales is a 52-week metric and excludes the impact of Bahama Breeze as all locations are expected to be closed or converted to other brands (between Q3 fiscal 2026 and Q4 fiscal 2027).

Annual Meeting of Shareholders
Darden will hold its Annual Meeting of Shareholders on September 23, 2026. The meeting will be held in a virtual format only. The record date for shareholders to vote in the Annual Meeting is July 29, 2026.

Investor Conference Call
The Company will host a conference call today, Thursday, June 25, 2026 at 8:30 am ET to review its recent financial performance, which will be available via a live webcast through the Company’s Investor Relations website at investor.darden.com. Please allow extra time prior to the call to visit the site and download any software required to listen to the webcast. Supplemental materials will be available on the Investor Relations website prior to the start of the conference call. For those who are unable to listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Yard House, Ruth’s Chris Steak House, Cheddar’s Scratch Kitchen, The Capital Grille, Chuy’s, Seasons 52, and Eddie V’s. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “may,” “will,” “expect,” “intend,” "focus," “anticipate,” “continue,” “could,” “estimate,” “project,” “believe,” “plan,” “outlook,” or similar expressions. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden’s Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include: a failure to address cost pressures and a failure to effectively deliver cost management activities and achieve some economies of scale in purchasing, certain economic and business factors and their impacts on the restaurant industry and other general macroeconomic factors including unemployment, energy prices, tariffs and interest rates, the inability to hire, train, reward and retain restaurant team members and determine and maintain adequate staffing, a failure to recruit, develop and retain effective leaders or the loss or shortage of personnel with key capacities and skills that could impact our strategic direction, increased labor and insurance costs, health concerns arising from food-related pandemics, outbreaks of flu, viruses or other diseases, food safety and food-borne illness concerns, insufficient guest or employee facing technology or a failure to maintain a continuous and secure cyber network, compliance with privacy and data protection laws and risks of failures or breaches of our data protection systems, risks relating to public policy changes and federal, state and local regulation of our business, intense competition, changing consumer preferences, an inability or failure to recognize, respond to and effectively manage the accelerated impact of social media, a failure to identify and execute innovative marketing and guest relationship tactics, ineffective or improper use of other marketing initiatives and increased advertising and marketing costs, climate change, adverse weather conditions and natural disasters, long-term and non-cancelable property leases, inability or failure to execute a business continuity plan following a major natural disaster, shortages, delays or interruptions in the delivery of food and other products and services from our third-party vendors and suppliers, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants or a decline in the quality of locations of our current restaurants, higher-than-anticipated costs associated with the opening of new restaurants or with the closing, relocating or remodeling of existing restaurants, risks associated with doing business with franchisees, licensees and vendors in foreign markets, volatility in the market value of derivatives, volatility in the U.S. equity markets affecting our ability to efficiently hedge exposures, failure to protect our intellectual property, our reporting on environmental, social and governance matters or our sustainability ratings, litigation, unfavorable publicity or failure to respond effectively to adverse publicity, disruptions in the financial and credit markets, impairment of the carrying value of our goodwill or other intangible assets, changes in tax laws or unanticipated tax liabilities, failure of our internal controls over financial reporting and future changes in accounting standards, and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations and Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Courtney Aquilla, (407) 245-5054; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q4 Reported to Adjusted Earnings Reconciliation
	Q4 2026				Q4 2025
$ in millions, except per share amounts	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$465.6	$57.8	$407.8	$3.54	$336.5	$32.5	$304.0	$2.58
Adjustments:
Closed restaurant and other strategic review costs[6]	7.2	1.5	5.7	0.05	9.2	2.3	6.9	0.06
General and administrative expenses	4.3	0.7	3.6	0.03	9.2	2.3	6.9	0.06
Depreciation and amortization	2.9	0.8	2.1	0.02	—	—	—	—
Impairment due to restaurant closures[7]	9.7	2.4	7.3	0.06	47.7	11.9	35.8	0.30
Chuy’s integration related one-time costs	1.1	0.3	0.8	0.01	7.0	2.1	4.9	0.04
Adjusted Earnings from Continuing Operations	$483.6	$62.0	$421.6	$3.66	$400.4	$48.8	$351.6	$2.98
% Change vs Prior Year				22.8%

Fiscal YTD Reported to Adjusted Earnings Reconciliation
	2026				2025
$ in millions, except per share amounts	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$1,388.6	$174.9	$1,213.7	$10.44	$1,187.2	$136.2	$1,051.0	$8.88
Adjustments:
Closed restaurant and other strategic review costs[6]	19.4	4.5	14.9	0.13	9.2	2.3	6.9	0.06
General and administrative expenses	15.7	3.6	12.1	0.10	9.2	2.3	6.9	0.06
Depreciation and amortization	3.7	0.9	2.8	0.03	—	—	—	—
Impairment due to restaurant closures[7]	34.8	8.6	26.2	0.22	47.7	11.9	35.8	0.30
Income tax adjustments and benefits	—	(7.1)	7.1	0.06	—	—	—	—
Chuy’s integration related one-time costs	9.5	2.4	7.1	0.06	44.6	7.9	36.7	0.31
Gain on Olive Garden Canada sale	(42.1)	(10.5)	(31.6)	(0.27)	—	—	—	—
Impairment and restaurant disposals, net	(42.3)	(10.5)	(31.8)	(0.27)	—	—	—	—
General and administrative expenses	0.2	—	0.2	—	—	—	—	—
Adjusted Earnings from Continuing Operations	$1,410.2	$172.8	$1,237.4	$10.64	$1,288.7	$158.3	$1,130.4	$9.55
% Change vs Prior Year				11.4%

YTD Adjusted EBITDA Reconciliation
$ in millions	5/26/2019	5/31/2026
Net Earnings from Continuing Operations	$718.6	$1,213.7
Interest, Net	50.2	194.2
Income Tax Expense (Benefit)	63.7	174.9
Depreciation and Amortization	336.7	561.1
EBITDA	$1,169.2	$2,143.9
Adjustments:
Restaurant impairments[7]	14.6	34.8
Chuy’s integration related one-time costs	—	9.5
Restaurant closing costs[6]	—	15.7
Gain on Olive Garden Canada sale	—	(42.1)
Adjusted EBITDA	$1,183.8	$2,161.8

Fiscal 2027 EBITDA Outlook Reconciliation
Net Earnings from Continuing Operations	$1.26 billion	to	$1.29 billion
Interest, Net	$0.21 billion		$0.20 billion
Income Tax Expense	$0.19 billion		$0.20 billion
Depreciation and Amortization	$0.60 billion		$0.60 billion
EBITDA	$2.26 billion	to	$2.29 billion

[6] Closed restaurant costs and costs related to the exploration of strategic alternatives for the Bahama Breeze brand
[7] Fiscal 2026 impairment costs due to non-cash asset impairment charges primarily related to the closures of Bahama Breeze locations and another underperforming location in the fourth quarter of fiscal 2026. Fiscal 2025 impairment costs were due to restaurant closures primarily related to the closure of 22 underperforming restaurants that were permanently closed during the fourth quarter of fiscal 2025. Fiscal 2019 non-cash asset impairment charges related to four underperforming restaurants whose projected cash flows were not sufficient to cover their respective carrying values.

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	5/31/26	5/25/25
Olive Garden	949	935
LongHorn Steakhouse	618	591
Cheddar’s Scratch Kitchen	184	181
Chuy’s	110	108
Yard House	93	88
Ruth’s Chris Steak House	83	82
The Capital Grille	74	71
Seasons 52	44	43
Eddie V’s	31	29
Bahama Breeze	13	28
The Capital Burger	3	3
Darden Continuing Operations	2,202	2,159

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	5/31/2026	5/25/2025	5/31/2026	5/25/2025
Sales	$3,718.8	$3,271.7	$13,210.9	$12,076.7
Costs and expenses:
Food and beverage	1,119.3	983.9	4,038.8	3,657.0
Restaurant labor	1,147.4	1,022.0	4,182.4	3,833.1
Restaurant expenses	586.0	517.1	2,127.2	1,944.0
Marketing expenses	43.2	41.0	180.4	169.9
Pre-opening costs	11.7	8.7	34.5	24.8
General and administrative expenses	139.0	133.1	514.4	520.3
Depreciation and amortization	146.3	135.0	561.1	516.1
Impairments and disposal of assets, net	9.1	48.1	(10.7)	49.2
Total operating costs and expenses	$3,202.0	$2,888.9	$11,628.1	$10,714.4
Operating income	516.8	382.8	1,582.8	1,362.3
Interest, net	51.2	46.3	194.2	175.1
Earnings before income taxes	465.6	336.5	1,388.6	1,187.2
Income tax expense	57.8	32.5	174.9	136.2
Earnings from continuing operations	$407.8	$304.0	$1,213.7	$1,051.0
Losses from discontinued operations, net of tax benefit of $1.3, $0.1, $2.9 and $0.8, respectively	(2.9)	(0.2)	(7.0)	(1.4)
Net earnings	$404.9	$303.8	$1,206.7	$1,049.6
Basic net earnings per share:
Earnings from continuing operations	$3.57	$2.60	$10.51	$8.94
Losses from discontinued operations	(0.03)	(0.01)	(0.06)	(0.01)
Net earnings	$3.54	$2.59	$10.45	$8.93
Diluted net earnings per share:
Earnings from continuing operations	$3.54	$2.58	$10.44	$8.88
Losses from discontinued operations	(0.03)	—	(0.06)	(0.02)
Net earnings	$3.51	$2.58	$10.38	$8.86
Average number of common shares outstanding:
Basic	114.3	117.1	115.5	117.5
Diluted	115.2	117.9	116.3	118.4

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	5/31/2026	5/25/2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$219.5	$240.0
Receivables, net	129.9	93.8
Inventories	326.3	311.6
Prepaid income taxes	139.8	135.6
Prepaid expenses and other current assets	127.4	156.7
Total current assets	$942.9	$937.7
Land, buildings and equipment, net	5,048.6	4,716.0
Operating lease right-of-use assets	3,433.1	3,555.9
Goodwill	1,658.2	1,659.4
Trademarks	1,346.4	1,346.4
Other assets	433.2	371.6
Total assets	$12,862.4	$12,587.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$427.7	$439.6
Short-term debt and current portion of long-term debt	693.6	—
Accrued payroll	236.1	207.5
Accrued taxes	87.0	87.7
Unearned revenues	606.0	599.4
Other current liabilities	955.0	913.3
Total current liabilities	$3,005.4	$2,247.5
Long-term debt	1,637.7	2,128.9
Deferred income taxes	343.6	278.8
Operating lease liabilities - non-current	3,722.3	3,816.9
Other liabilities	1,945.9	1,803.6
Total liabilities	$10,654.9	$10,275.7
Stockholders’ equity:
Common stock and surplus	$2,296.3	$2,295.6
Retained earnings (deficit)	(108.4)	(16.1)
Accumulated other comprehensive income	19.6	31.8
Total stockholders’ equity	$2,207.5	$2,311.3
Total liabilities and stockholders’ equity	$12,862.4	$12,587.0

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	5/31/2026	5/25/2025
Cash flows—operating activities
Net earnings	$1,206.7	$1,049.6
Losses from discontinued operations, net of tax	7.0	1.4
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	561.1	516.1
Impairments and disposal of assets, net	(10.7)	49.2
Stock-based compensation expense	79.1	79.1
Change in current assets and liabilities and other, net	9.9	11.6
Net cash provided by operating activities of continuing operations	$1,853.1	$1,707.0
Cash flows—investing activities
Purchases of land, buildings and equipment	(734.0)	(644.6)
Proceeds from disposal of land, buildings and equipment	45.5	2.5
Cash used in business acquisitions, net of cash acquired	—	(613.7)
Purchases of capitalized software and changes in other assets, net	(22.9)	(22.5)
Net cash used in investing activities of continuing operations	$(711.4)	$(1,278.3)
Cash flows—financing activities
Net proceeds from issuance of common stock	25.0	55.6
Dividends paid	(693.0)	(658.5)
Repurchases of common stock	(671.7)	(418.2)
Proceeds from (repayments of) short-term debt, net	194.0	(86.8)
Proceeds from issuance of long-term debt, net	—	750.0
Principal payments on finance leases, net	(18.1)	(21.0)
Payments of debt issuance costs	—	(6.9)
Net cash used in financing activities of continuing operations	$(1,163.8)	$(385.8)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(4.8)	(8.5)
Net cash used in discontinued operations	$(4.8)	$(8.5)

Increase (decrease) in cash, cash equivalents, and restricted cash	(26.9)	34.4
Cash, cash equivalents, and restricted cash - beginning of period	254.5	220.1
Cash, cash equivalents, and restricted cash - end of period	$227.6	$254.5

Reconciliation of cash, cash equivalents, and restricted cash:	5/31/2026	5/25/2025
Cash and cash equivalents	$219.5	$240.0
Restricted cash included in prepaid expenses and other current assets	8.1	14.5
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$227.6	$254.5